Exhibit 10.10

Tenancy Agreement

An agreement is made the 14th day of August 2024 between the Principal Tenant and the Sub-Tenant as more particularly described in the Schedule I.

The Principal Tenant shall let and the Sub-Tenant shall take the Premises for the Term of Tenancy and at the Rent as more particularly described in the Schedule I and both parties agree to observe and perform the terms and conditions as follows:-

1.	The Sub-Tenant shall pay the rent in advance on the 15th day of each and every calendar month during the Term of Tenancy. If the Sub-Tenant shall fail to pay the rent after 7 days from the due date, the Principal Tenant shall have right to institute appropriate action to recover the rent and all costs, expenses and other outgoing so incurred by the Principal Tenant in relation to such action shall be a debt owed by the Sub-Tenant to the Principal Tenant and shall be recoverable from the Principal Tenant.

2.	The Sub-Tenant shall not make alteration and/or additions to the Premises without the prior written consent of the Principal Tenant, which consent shall not be unreasonably withheld.

3.	The Sub-Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Sub-Tenant shall not contravene any negative or restrictive covenants contained in the government Lease(s) under which the Premises are held from the Government.

4.	The Sub-Tenant shall during the Term of Tenancy pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the Premises.

5.	The Sub-Tenant shall during the Term of Tenancy keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination of this tenancy.

6.

The Sub-Tenant shall pay to the Principal Tenant the Security Deposit set out in the Schedule I for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and Conditions herein contained, the Principal Tenant shall refund the Security Deposit to the Sub-Tenant without interest within 14 working days from the date of delivery of vacant possession of the Premises to the Principal Tenant and settlement of any outstanding payment owed by the Sub-Tenant to the Principal Tenant, whichever is later. If the Sub-Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall absolutely determine and the Security Deposit paid under this clause shall be absolutely forfeited to the Principal Tenant as and for liquidated damages (but not as penalty) and the rights and remedies given to the Principal Tenant by this clause shall not prejudice any other right of action or any remedy of the Principal Tenant in respect of such breach by the Sub-Tenant.

7.	Provided the Sub-Tenant shall have paid the Rent and other outgoing on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Sub-Tenant’s part to be observed and performed, the Sub-Tenant shall peacefully hold and enjoy the Premises during the Term of Tenancy without any interruption by the Principal Tenant.

8.	The Principal Tenant shall pay the Property tax, Government rates, Government rent and Management fee payable in respect of the Premises.

9.	The Stamp Duty payable on this Agreement shall be borne by the Principal Tenant and the Sub-Tenant in equal shares.

10.	The Principal Tenant and the Sub-Tenant agree to be bound by the additional terms and conditions contained in the Schedule II (if any).

11.	If there is any conflict between the English version and the Chinese version in this agreement, the English version shall prevail.

Acknowledged the receipt of the Security Deposit of HK$339,000.00 by the Principal Tenant from the Sub-Tenant.		Acknowledged the receipt of ______ key(s) of the Premises by the Sub-Tenant from the Principal Tenant.

/s/ Ho, Yee Sheung		/s/ NG, Leong Yin
Principal Tenant:	TEAM WISH LIMITED	Sub-Tenant:	STUDENT LIVING (HONG KONG) CULTURE TECHNOLOGY LIMITED
CR No.:		BR No.:

Confirmed and Accepted all the terms and conditions contained herein by the Principal Tenant.		Confirmed and Accepted all the terms and conditions Contained herein by the Sub-Tenant.

/s/ Ho, Yee Sheung		/s/ NG, Leong Yin
Principal Tenant:	TEAM WISH LIMITED	Sub-Tenant:	STUDENT LIVING (HONG KONG) CULTURE TECHNOLOGY LIMITED
CR No.:		BR No.:

Confirmed and Accepted all the terms and Conditions contained herein by the Guarantor

/s/ NG, Leong Yin
Guarantor: NG, Leong Yin

HKID No.:

Schedule I

The Premises:	Ground Floor, 1st Floor, 2nd Floor, 3rd Floor, 4th and 5th Floor, Nos. 3 And 3A New Street, Hong Kong.

Principal Tenant:	TEAM WISH LIMITED
Whose *address/registered office is situate at Rooms 1318 – 20, Hollywood Plaza, 610 Nathan Road, Mongkok, Kowloon.

Sub-Tenant:	STUDENT LIVING (HONG KONG) CULTURE TECHNOLOGY LIMITED
Whose *address / registered office is situated at Flat / Room 03, 10/F., Grand City Plaza, 1 Sai Lau Kok Road, Tsuen Wan, N.T. Tel:

Term of Tenancy:	From 15th August 2024 to 14th August 2027 (both days inclusive)

Rent:	HK$113,000.00 per month

Security Deposit:	HK$339,000.00

Schedule II

1.	Usage

(a)	The Sub-Tenant shall not use or permit to be used the Ground Floor on Nos. 3 And 3A New Street, Hong Kong or any part thereof for any purpose other than for Non-Domestic purpose only.

(b)	The Sub-Tenant shall not use or permit to be used the 1st Floor, 2nd Floor, 3rd Floor, 4th and 5th Floor on Nos. 3 And 3A New Street, Hong Kong or any part thereof for any purpose other than for Domestic purpose only.

2.	Decoration

The Principal Tenant agrees to grant to the Sub-Tenant a licence, but no tenancy relationship, to occupy the Premises or the period from the   ---   to   ---   (both days inclusive) for the purpose of carrying out decoration works only.

3.	Break Clause

Notwithstanding anything to the contrary hereinbefore contained, the Principal Tenant or the Sub-Tenant shall also entitle to terminate this tenancy earlier than as herein provided by serving written notice to the other party (i.e. the Principal Tenant shall provide by serving not less than  ---   months’ written notice to the Sub-Tenant, or the Sub-Tenant shall provide by serving not less than  ---   months’ written notice to the Principal Tenant) provided that such notice shall not expire earlier than  ---   (i.e. the Sub-Tenant shall rent the Premises for at least 36 months).

4.	Others

a.	The Sub-Tenant acknowledges that the Tenancy is subject to the existing condition (existing condition means the fixture and fittings, furnitures and electrical appliances in the Premises on the commence date) of the Premises. The Principal Tenant is responsible to maintain the structural parts of the Premises and the main drains, pipes and cable in proper state of repair.

b.	The handover of the vacant possession shall take place on or before 5:00 p.m. of the termination date.

c.	If there is any illegal erection in/at the Premises that are requested to be demolished by the Government, the Sub-Tenant must cooperate with the Principal Tenant to carry out and finish the required work before the Government deadline. However, the Sub-Tenant cannot claim any compensation from the Principal Tenant.

d.	The Sub-Tenant shall return the following to the Principal Tenant upon the expiry of tenancy or handover of the vacant possession:

(1)	All the fittings and fixtures (fair wear and tear and damage caused by inherent defects excepted).

e.	The Sub-Tenant agrees with the Principal Tenant that rental shall be paid on the 15th day of each month. A cheque should be payable to “TEAM WISH LIMITED” and deposit to the Principal Tenant’s HSBC bank account

f.	The Sub-Tenant shall be wholly responsible for all losses or damages caused by flood, fire and theft.

g.	The provisions of the Contract (Rights of Third Parties) Ordinance (Cap. 623) are hereby expressly excluded from this agreement and/or any other documents executed pursuant thereto.

h.	The Sub-Tenant shall be entitled to sublet or part with the possession of the Premises or any part thereof to another person.

i.	The Sub-Tenant shall apply for Government authority the necessary licenses to use the premises (if applicable).

j.	NG, Leong Yin [HKID No. : STUDENT LIVING (HONG KONG) CULTURE TECHNOLOGY LIMITED

4